UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 10, 2010

SKECHERS U.S.A., INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14429	95-4376145
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

228 Manhattan Beach Boulevard, Manhattan Beach, California		90266
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 318-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Skechers U.S.A., Inc. (the "Company") elected Richard Rappaport and Thomas Walsh as additional members of the Board effective as of September 10, 2010. The Company's bylaws require that each class of the Company's directors be as nearly equal in number as possible if the size of the Board of Directors is increased. In accordance with the Company's bylaws, Mr. Rappaport will serve as a Class I director until the Company's annual meeting of stockholders in 2011, while Mr. Walsh will serve as a Class III director until the Company's annual meeting of stockholders in 2012. Each of them will serve thereafter until his successor is duly elected and qualified or until his death, resignation or removal.

Since 1999, Mr. Rappaport has been the Chief Executive Officer of WestPark Capital, a full service investment banking and securities brokerage firm. Mr. Walsh worked for over 30 years as an asset-based lending executive until retiring in 2006, which included serving as Senior Vice President and Portfolio Manager at Colbie Pacific Capital from 1993 until his retirement. The Board of Directors has determined that they are both independent under Section 303A.02 of the NYSE Listed Company Manual, and there are no related party transactions between the Company and either of them that are reportable under Item 404(a) of Regulation S-K.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKECHERS U.S.A., INC.

September 10, 2010	By:	Philip Paccione

Name: Philip Paccione
Title: Corporate Secretary